UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2013

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K
CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2011 Stock Incentive Plan

On May 1, 2013, the Board of Directors of W. R. Grace & Co. (“Grace”) and its Compensation Committee (the “Committee”) adopted the Amended and Restated W. R. Grace & Co. 2011 Stock Incentive Plan (the “Plan”). The Plan was approved on April 16, 2013 by the U.S. Bankruptcy Court for the District of Delaware.
The Plan provides for the grant of stock awards, stock options, net exercise options, performance based units and any combination of stock awards, stock options, net exercise options and performance based units to eligible employees, including executive officers, and directors (“Key Persons”). The Committee determines which Key Persons will participate in the Plan and the terms of any awards. As initially adopted, an aggregate of 2.1 million shares were authorized for issuance as awards over the term of the Plan. As amended, the Plan provides that, additional shares may be issued pursuant to stock incentives granted under the Plan during the period commencing April 22, 2013 and ending upon the termination of the Plan, not to exceed 800,000 shares subject to adjustment only to reflect stock splits and similar events (the “Post-2012 Share Limit”). For each share issued under the Plan: (i) as a stock award to any Director on or after April 22, 2013, one share of the Post-2012 Share Limit shall be regarded as utilized; and (ii) as a stock award to settle performance based units, one share of the Post-2012 Share Limit shall be regarded as utilized.
Stock options and net exercise options granted under the Plan may not have a term longer than five years and one month from the date of grant. The Plan limits awards to any participant, who is subject to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, in any single calendar year to no more than one million shares, subject to adjustment only to reflect stock splits and similar events. Awards under the Plan may be conditioned on continued employment, the passage of time or the satisfaction of performance vesting criteria, which criteria may be based on financial and business performance. Vesting requirements are determined by the Committee. The Plan can be amended or terminated by the Committee; provided however, Grace will not, without stockholder approval, reduce the purchase price of an outstanding stock option, subject to adjustment only to reflect stock splits and similar events. The Plan shall expire on the date Grace emerges from protection under Chapter 11 of the U.S. Bankruptcy Code subject to provisions providing for the issuance of shares in respect of outstanding awards.
The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2011 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ MARK A. SHELNITZ
Mark A. Shelnitz
Secretary

Dated: May 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2011 Stock Incentive Plan